Exhibit 23.3

[Sperry, Cuono, Holgate & Churchill, C.P.A.’s P.C. Letterhead]

Consent of Independent Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement No. 333-132543 on Form S-1 filed with the Securities and Exchange Commission and the Amended Notice of Mutual Holding Company Reorganization on Form MHC- 1 (“Form MHC- 1”), Application for Approval of Minority Stock Issuance on Form MHC-2 (“Form MHC-2”) and Holding Company Application on Form H-(e)l -S (“Form H-(e)l -S”) filed with the Office of Thrift Supervision, all relating to the mutual holding company reorganization of Northeast Community Bank (the “Bank”), of our report dated February 25, 2004, on the financial statements of the Bank for the one-year period ended December 31, 2003. We also consent to the references to us under the heading “Experts” in this Registration Statement on Form S-1 and the Amended Form MHC-l, Form MHC-2 and H-(e)1-S.

/s/ Sperry, Cuono, Holgate & Churchill, C.P.A.’s P.C.

Sperry, Cuono, Holgate & Churchill, C.P.A.’s P.C.

Lake Katrine, New York

April 26, 2006